EXHIBIT 10.5
ESCROW AGREEMENT
LegacyTexas Bank
100 Throckmorton Suite 1510
Fort Worth, Texas 76102
     Re:     United Development Funding IV
Ladies and Gentlemen:
     United Development Funding IV, a Maryland real estate investment trust (the “Trust”), will issue in a public offering (the “Offering”) common shares of beneficial interest (the “Shares”) pursuant to a Registration Statement on Form S-11 filed by the Trust with the Securities and Exchange Commission and a Prospectus included therein, as may be amended or supplemented from time to time (the “Prospectus”). The Shares will be offered by select members of the Financial Industry Regulatory Authority (FINRA) on a “best efforts” basis (each being referred to herein as a “Dealer” and collectively as the “Dealers”). The Trust is entering into this Escrow Agreement (the “Agreement”) to set forth the terms on which LegacyTexas Bank (the “Escrow Agent”), will hold and disburse the proceeds from subscriptions for the purchase of the Shares in the Offering until such time as (i) in the case of subscriptions received from all nonaffiliates of the Trust, the Trust has received and accepted subscriptions for Shares resulting in total minimum capital raised of $1,000,000 (the “Required Capital”) and, thereafter, until otherwise directed by the Trust; and (ii) in the case of subscriptions received from residents of Pennsylvania (“Pennsylvania Subscribers”), the Trust has received subscriptions for Shares from nonaffiliates of the Trust resulting in total minimum capital raised of $35,000,000 (the “Pennsylvania Required Capital”); and (iii) in the case of subscriptions received from residents of New York (“New York Subscribers”), the Trust has received subscriptions for Shares from nonaffiliates of the Trust resulting in total minimum capital raised of $2,500,000 (the “New York Required Capital”).
     The Trust hereby appoints LegacyTexas Bank as Escrow Agent for purposes of holding the proceeds from the subscriptions for the Shares, on the terms and conditions hereinafter set forth:
     1. Until such time as the Trust has received subscriptions for Shares resulting in total minimum capital raised equal to the Required Capital and such funds are disbursed from the Escrow Account, as hereinafter defined, in accordance with paragraph 3(a) hereof, persons subscribing to purchase the Shares (the “Subscribers”) will be instructed by the Dealers to remit the purchase price in the form of checks, drafts, wires, Automated Clearing House (ACH) or money orders (hereinafter referred to as “Instruments of Payment”) payable to the order of “United Development Funding IV Escrow Account.” After subscriptions are received resulting in total minimum capital raised equal to the Required Capital and such funds are disbursed from the Escrow Account in accordance with paragraph 3(a) hereof, subscriptions shall continue to be so submitted unless otherwise instructed by the Trust. Any Instruments of Payment made payable to a party other than the Escrow Agent shall be returned to the Dealer who submitted such Instrument of Payment. After receipt of any Instruments of Payment, a Dealer will send to the Trust such Instruments of Payment along with all other subscription documentation by noon of the next business day following receipt of the Instruments of Payment and other subscription documentation. The Trust then undertakes to send each Subscriber’s name, address, executed IRS Form W-9, number of Shares purchased and purchase price remitted (the “Subscription Materials”) and the Instrument of Payment to the Escrow Agent on the same day it is received by the Trust from the Dealer. The Dealer shall insure that any such submissions of Subscription Materials and

Instruments of Payment by the Trust to the Escrow Agent occur in accordance with the provisions of the previous sentence. The Escrow Agent shall notify the Trust from time to time during the term of this Agreement of the names of any Subscribers for whom the Escrow Agent has not received a properly executed IRS Form W-9. The Escrow Agent will deposit the Instruments of Payment from such Subscribers into an interest-bearing deposit account entitled “Escrow Account for the Benefit of Subscribers for Shares of United Development Funding IV” or such similar designation as the parties may agree (the “Escrow Account”) until such Escrow Account has closed pursuant to paragraph 3(a) hereof. Instruments of Payment received from Pennsylvania Subscribers (as identified as such by the Trust) shall be accounted for separately in a subaccount entitled “Escrow Account for the Benefit of Pennsylvania Subscribers” (the “Pennsylvania Escrow Account”), until such Pennsylvania Escrow Account has closed pursuant to paragraph 3(a) hereof. Instruments of Payment received from New York Subscribers (as identified as such by the Trust) shall be accounted for separately in a subaccount entitled “Escrow Account for the Benefit of New York Subscribers” (the “New York Escrow Account”), until such New York Escrow Account has closed pursuant to paragraph 3(a) hereof. Each of the Escrow Account, the Pennsylvania Escrow Account and the New York Escrow Account will be established and maintained in such a way as to permit the interest income calculations described in paragraph 6.
     2. The Escrow Agent will promptly process for collection the Instruments of Payment upon deposit into the Escrow Account, Pennsylvania Escrow Account, or New York Escrow Account, as applicable. Deposits will be held in the Escrow Account, the Pennsylvania Escrow Account, and the New York Escrow Account until such funds are disbursed in accordance with paragraph 3 hereof. Prior to disbursement of the funds deposited in the Escrow Account, the Pennsylvania Escrow Account, or the New York Escrow Account, such funds will not be subject to claims by creditors of the Trust, any Dealer or any of their affiliates. If any of the Instruments of Payment are returned to the Escrow Agent for nonpayment prior to receipt of the Required Capital or, in connection with subscriptions from Pennsylvania Subscribers, the Pennsylvania Required Capital or, in connection with subscriptions from New York Subscribers, the New York Required Capital, the Escrow Agent shall promptly notify the Trust in writing via mail, email or facsimile of such nonpayment, and is authorized to debit the Escrow Account, the Pennsylvania Escrow Account, or the New York Escrow Account, as applicable, in the amount of such returned payment as well as any interest earned on the amount of such payment.
     3. (a) Subject to the provisions of paragraphs 3(b)-3(i) below:
          (i) Once collected funds in the Escrow Account are an amount equal to or greater than the Required Capital, the Escrow Agent shall promptly notify the Trust and, upon receiving written instruction from the Trust, (A) provide to the Trust for delivery to the Director of Banking and Finance of the State of Nebraska an affidavit in substantially the form attached hereto as Exhibit A (the “Escrow Agent Affidavit”) which states that all of the conditions of this Agreement relating to the Escrow Account have been met, (B) disburse to the Trust, by check, ACH or wire transfer, the funds in the Escrow Account representing the gross purchase price for the Shares, and (C) disburse to the Subscribers or the Trust, as applicable, any interest thereon pursuant to the provisions of paragraph 3(f). For purposes of this Agreement, the term “collected funds” shall mean all funds received by the Escrow Agent that have cleared normal banking channels and are in the form of cash or a cash equivalent. After such time, the Escrow Account shall remain open and the Trust shall continue to cause subscriptions for the Shares that are not to be deposited in the Pennsylvania Escrow Account or the New York Escrow Account to be deposited therein until the Trust informs the Escrow Agent in writing to close the Escrow Account, and thereafter any Subscription Materials and Instruments of Payment received by the Escrow Agent from Subscribers other than Pennsylvania Subscribers and New York Subscribers shall be forwarded directly to the Trust.
          (ii) Regardless of any release of funds from the Escrow Account, the Trust shall continue to forward Instruments of Payment and Subscription Materials received from New

York Subscribers for deposit into the New York Escrow Account to the Escrow Agent until such time as the Trust notifies the Escrow Agent in writing that total subscription proceeds (including the amount then in the New York Escrow Account) equal or exceed the New York Required Capital. Upon the receipt of such written instruction from the Trust, the Escrow Agent shall (A) disburse to the Trust, by check, ACH or wire transfer, the funds then in the New York Escrow Account representing the gross purchase price for the Shares, and (B) disburse to the New York Subscribers or the Trust, as applicable, any interest thereon pursuant to the provisions of paragraph 3(f). Following such disbursements, the Escrow Agent shall close the New York Escrow Account, and thereafter any Subscription Materials and Instruments of Payment received by the Escrow Agent from New York Subscribers shall be deposited directly to the Escrow Account (or to the Trust, if it has closed the Escrow Account, as instructed in writing by the Trust).
          (iii) Regardless of any release of funds from the Escrow Account or the New York Escrow Account, the Trust shall continue to forward Instruments of Payment and Subscription Materials received from Pennsylvania Subscribers for deposit into the Pennsylvania Escrow Account to the Escrow Agent until such time as the Trust notifies the Escrow Agent in writing that total subscription proceeds (including the amount then in the Pennsylvania Escrow Account) equal or exceed the Pennsylvania Required Capital. Upon the receipt of such written instruction from the Trust, the Escrow Agent shall (A) disburse to the Trust, by check, ACH or wire transfer, the funds then in the Pennsylvania Escrow Account representing the gross purchase price for the Shares, and (B) disburse to the Pennsylvania Subscribers or the Trust, as applicable, any interest thereon pursuant to the provisions of paragraph 3(f). Following such disbursements, the Escrow Agent shall close the Pennsylvania Escrow Account, and thereafter any Subscription Materials and Instruments of Payment received by the Escrow Agent from Pennsylvania Subscribers shall be deposited directly to the Escrow Account (or to the Trust, if it has closed the Escrow Account, as instructed in writing by the Trust).
          (b) At the close of business on the date that is one year following commencement of the Offering (the “Expiration Date”) (such commencement date shall be promptly provided to the Escrow Agent by the Trust after the commencement of the Offering), the Escrow Agent shall promptly notify the Trust (the “Expiration Notice”) if it is not in receipt of Subscription Materials received on or before the Expiration Date and Instruments of Payment dated not later than the Expiration Date for the purchase of Shares providing for total purchase proceeds that equal or exceed the Required Capital (from all sources but exclusive of any funds received from subscriptions for Shares from entities for which the Trust has notified the Escrow Agent are affiliated with the Trust). Following the tenth calendar day after the date of the Expiration Notice, the Escrow Agent shall promptly return directly to each Subscriber the collected funds deposited in the Escrow Account, the Pennsylvania Escrow Account and the New York Escrow Account on behalf of such Subscriber, or shall return the Instruments of Payment delivered, but not yet processed for collection prior to such time, together with interest in the amounts calculated pursuant to paragraph 6 for each Subscriber at the address provided in the Subscription Materials. However, the Escrow Agent shall not be required to remit any payments until funds represented by such payments have been collected.
          (c) Notwithstanding subparagraphs 3(a) and 3(b) above, if the Escrow Agent is not in receipt of evidence of subscriptions accepted on or before the close of business on such date that is 120 days after commencement of the Offering (the “Initial Escrow Period”) (such commencement date shall be promptly provided to the Escrow Agent by the Trust after the commencement of the Offering), and Instruments of Payment dated not later than that date, for the purchase of Shares providing for total purchase proceeds from all nonaffiliated sources that equal or exceed the Pennsylvania Required Capital, the Escrow Agent shall promptly notify the Trust. Thereafter, the Trust shall send to each Pennsylvania Subscriber by certified mail within ten (10) calendar days after the end of the Initial Escrow period a notification in the form of Exhibit B. If, pursuant to such notification, a Pennsylvania Subscriber requests the return of his or her subscription funds within ten (10) calendar days after receipt of the notification

(the “Request Period”), the Escrow Agent shall promptly refund directly to each Pennsylvania Subscriber the collected funds deposited in the Pennsylvania Escrow Account on behalf of such Pennsylvania Subscriber or shall return the instruments of payment delivered, but not yet processed for collection prior to such time, to the address provided by the Trust, together with interest income in the amounts calculated pursuant to paragraph 6. However, the Escrow Agent shall not be required to remit such payments until the Escrow Agent has collected funds represented by such payments.
          (d) The subscription funds of Pennsylvania Subscribers who do not request the return of their subscription funds within the Request Period shall remain in the Pennsylvania Escrow Account for successive 120-day escrow periods (a “Successive Escrow Period”), each commencing automatically upon the termination of the Initial Escrow Period or prior Successive Escrow Period, as applicable, and the Trust and Escrow Agent shall follow the notification and payment procedure set forth in paragraph 3(c) above with respect to the Initial Escrow Period for each Successive Escrow Period until the occurrence of the earliest of (i) the Expiration Date, (ii) the receipt and acceptance by the Trust of subscriptions for the purchase of Shares with total purchase proceeds that equal or exceed the Pennsylvania Required Capital and the disbursement of the Pennsylvania Escrow Account on the terms specified herein, or (iii) all funds held in the Pennsylvania Escrow Account having been returned to the Pennsylvania Subscribers in accordance with the provisions hereof.
          (e) If the Trust notifies the Escrow Agent that it rejects any subscription for which the Escrow Agent has collected funds, the Escrow Agent shall promptly issue a refund to the rejected Subscriber. If the Trust rejects any subscription for which the Escrow Agent has not yet collected funds but has submitted the Subscriber’s check for collection, the Escrow Agent shall promptly return the funds in the amount of the Subscriber’s check to the rejected Subscriber after such funds have been collected. If the Escrow Agent has not yet submitted a rejected Subscriber’s check for collection, the Escrow Agent shall promptly remit the Subscriber’s check directly to the Subscriber.
          (f) At any time after funds are disbursed upon the Trust’s instructions pursuant to paragraph 3(a) above, on the tenth day following the date of receipt of such instruction, the Escrow Agent shall promptly provide directly to each Subscriber the amount of the interest payable to the Subscribers. However, the Escrow Agent shall not be required to remit any payments until the Escrow Agent has collected funds represented by such payments. The forgoing notwithstanding, interest, if any, earned on accepted subscription proceeds will be payable to a Subscriber only if the Subscriber’s funds have been held in escrow by the Escrow Agent for at least 35 days. Interest, if any, earned on accepted subscription proceeds of Subscribers’ funds held less than 35 days will be paid to the Trust. The Escrow Agent may use such reasonable allocation methods as it determines to be equitable in allocating interest income among Subscribers and as between the Subscribers and the Trust if the funds bear interest at multiple rates during the escrow period.
          (h) Any disbursement of funds by the Escrow Agent to Subscribers shall be made to the persons named in the Subscription Materials at the address stated therein by cashiers’ check mailed by United States mail.
          (i) If at the time of any required disbursement of interest to a Subscriber, the Escrow Agent has not received a properly executed IRS Form W-9, the Escrow Agent shall withhold from any interest distribution such amount as may be required to be withheld by law and remit such withheld amounts to the Internal Revenue Service in timely fashion.
     4. Prior to the disbursement of funds deposited in the Escrow Account, the Pennsylvania Escrow Account, or the New York Escrow Account in accordance with the provisions of paragraph 3 hereof, the Escrow Agent shall invest all of the funds deposited as well as earnings and interest derived therefrom in the Escrow Account, the Pennsylvania Escrow Account, or the New York Escrow Account, as applicable, in the “Short-Term Investments” specified below, unless the costs to the Trust for the making of such investment are reasonably expected to exceed the anticipated interest earnings from such investment, in which case the funds and interest thereon shall remain in the respective escrow account until the balance in the respective escrow account reaches the minimum amount necessary for the anticipated interest earnings from such investment to exceed the costs to the Trust for the making of such investment, as determined by the Trust based upon applicable interest rates.
     “Short-Term Investments” include obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that mature on or before the Expiration Date, unless such instrument cannot be readily sold or otherwise disposed of for cash by the Expiration Date without any dissipation of the offering proceeds invested. Without limiting the generality of the foregoing, Exhibit C hereto sets forth specific Short-Term Investments that shall be deemed permissible investments hereunder.
     The following securities are not permissible investments:
          (a)     money market mutual funds;
          (b)     corporate equity or debt securities;
          (c)     repurchase agreements;
          (d)     bankers’ acceptances;
          (e)     commercial paper; and
          (f)     municipal securities.
     It is hereby expressly agreed and stipulated by the parties hereto that the Escrow Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility and, accordingly, shall have no duty to, or liability for its failure to, provide investment recommendations or investment advice to the parties hereto. It is the intention of the parties hereto that the Escrow Agent will never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.
     5. The Escrow Agent is entitled to rely upon written instructions received from the Trust, unless the Escrow Agent has actual knowledge that such instructions are not valid or genuine; provided that, if in the Escrow Agent’s opinion, any instructions from the Trust are unclear, the Escrow Agent may request clarification from the Trust prior to taking any action, and if such instructions continue to be unclear, the Escrow Agent may rely upon written instructions from the Trust’s legal counsel in distributing or continuing to hold any funds. However, the Escrow Agent shall not be required to disburse any funds attributable to Instruments of Payment that have not been processed for collection, until such funds are collected, and then shall disburse such funds in compliance with the disbursement instructions from the Trust.
     6. If the Offering terminates prior to receipt of the Required Capital,, or one or more Pennsylvania Subscribers elects to have his or her subscription returned in accordance with paragraph 3, interest income earned on subscription proceeds deposited in the Escrow Account (the “Escrow Income”), the Pennsylvania Escrow Account (the “Pennsylvania Escrow Income”), and the New York Escrow Account (the “New York Escrow Income”), as applicable, shall be remitted to Subscribers, or to the Trust if the applicable Subscriber’s funds have been held in escrow by the Escrow Agent for less than 35 days in accordance with paragraph 3 and without any deductions for escrow expenses. For each Subscriber who has invested funds that have been held in escrow by the Escrow Agent for at least 35 days, such Subscriber’s pro rata portion of Escrow Income shall be determined as follows: the total amount of Escrow Income minus interest earned on accepted subscription proceeds held by the Escrow Agent for less than 35 days shall be multiplied by a fraction, (a) the numerator of which is determined by multiplying the number of Shares purchased by the Subscriber times the number of days the Subscriber’s proceeds were held in the Escrow Account prior to the date of disbursement, and (b) the denominator of which is the total of the numerators for all Subscribers in such account who have invested funds that have been held in escrow by the Escrow Agent for at least 35 days. The Escrow Agent shall remit all such Escrow Income, Pennsylvania Escrow Income, and New York Escrow Income in accordance with paragraph 3. If the Trust chooses to leave the Escrow Account open after receiving the Required Capital, then it shall make regular acceptances of subscriptions therein, but no less frequently than monthly, and the Escrow Income from the last such acceptance shall be calculated and remitted to the Subscribers or the Trust, as applicable, pursuant to the provisions of paragraph 3(f).
     7. Unless otherwise provided in this Agreement, the Escrow Agent shall not receive any compensation or reimbursement of expenses from the Trust.
     8. The Escrow Agent will be liable as a depository only and will not be responsible for the sufficiency or accuracy of the form, execution or validity of any check or any other document delivered to the Escrow Agent hereunder or any description of the property or other thing contained therein or the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document. The Escrow Agent’s duties hereunder are limited to the safekeeping of the assets, instruments or other documents received and the delivery of the same in accordance with this Agreement. The Escrow Agent will not be liable for any act or omission done in good faith, or for any claim, demand, loss or damage made or suffered by any party to this Agreement, excepting such as may arise through or be caused by the Escrow Agent’s willful misconduct, breach of trust or gross negligence. The Escrow Agent is authorized to rely on any document believed by the Escrow Agent to be authentic in making any delivery of funds or property hereunder.
     9. In accepting any funds or documents delivered hereunder, it is agreed and understood by the undersigned that the Escrow Agent will not be called on to construe any contract or instrument deposited herewith, and in the event of a dispute will be required to act in respect to the deposit herein made only on the consent in writing of the undersigned. In the failure of such consent, the Escrow Agent reserves the right to hold any money in its possession, and all papers in connection with or concerning this escrow, until a mutual agreement in writing has been reached between all of said parties and delivered to the Escrow Agent or until delivery is legally authorized and ordered by final judgment or decree of a court of competent jurisdiction. If the Escrow Agent obeys or complies with any judgment, order or decree of a court of competent jurisdiction, the Escrow Agent will not be liable to any of the parties hereto nor to any other person, firm or corporation by reason of such compliance, notwithstanding any such judgment, order or decree being subsequently reversed, modified, annulled, set aside or vacated.
     10. In addition to Escrow Agent’s other rights herein, in the event any contest, dispute or litigation arises or exists between the Escrow Agent and the Trust, then in such event, Escrow Agent may, in its discretion, continue to retain the funds as Escrow Agent during the pendency of any such contest, dispute or litigation, provided that the Trust consents to Escrow Agent retaining such funds. However, if the Trust does not consent to Escrow Agent retaining the Escrow Funds during the pendency of any contest, dispute or litigation, then in such event, Escrow Agent may, in its discretion, interplead the Escrow Funds into the office of the court clerk of Dallas County, State of Texas, in which event, Escrow Agent shall be entitled to be repaid its expenses, including court costs and attorney fees that it incurs as a result thereof, and in which event this Escrow Agreement shall be deemed terminated. The Trust consents and agrees to the jurisdiction of the District Court of Dallas County, Texas for such purpose.
     11. All communications and notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by messenger or by overnight delivery service or when received via telecopy or other electronic transmission, in all cases addressed to the person for whom it is intended at such person’s address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this paragraph:

(a) if to the Trust:
United Development Funding IV
The United Development Funding Building
Suite 100
1301 Municipal Way
Grapevine, Texas 76051
Attention: Cara Obert
(b) if to the Escrow Agent:
LegacyTexas Bank
100 Throckmorton Suite 1510
Fort Worth, Texas 76102
Attention: Corporate Services
Each party hereto may, from time to time, change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other parties.
     12. This Agreement shall be governed by the laws of the State of Texas as to both interpretation and performance without regard to the conflict of laws rules thereof.
     13. The provisions of this Agreement shall be binding upon the legal representatives, successors, and assigns of the parties hereto.
     14. The Trust hereby acknowledges that LegacyTexas Bank is serving as Escrow Agent only for the limited purposes herein set forth, and hereby agrees that it will not represent or imply that, by serving as Escrow Agent hereunder or otherwise, it has investigated the desirability or advisability of investment in the Trust or has approved, endorsed or passed upon the merits of the Shares or the Trust or has in any way reviewed or endorsed any disclosures made by the Trust relating thereto, nor shall the Trust use the name of the Escrow Agent in any manner whatsoever in connection with the offer or sale of the Shares other than by acknowledgment that it has agreed to serve as Escrow Agent for the limited purposes herein set forth.
     15. This Agreement and any amendment hereto may be executed by the parties hereto in one or more counterparts, each of which shall be deemed to be an original.
     16. The Escrow Agent shall be bound only by the terms of this Agreement and shall not be bound by or incur any liability with respect to any other agreements or understanding between any other parties, whether or not the Escrow Agent has knowledge of any such agreements or understandings.
     17. The Escrow Agent represents and warrants that it is a “bank,” as such term is defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended.
     18. Indemnification provisions set forth herein shall survive the termination of this Agreement.
     19. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.
     20. Unless otherwise provided in this Agreement, final termination of this Agreement shall occur on the date that all funds held in the Escrow Account, the Pennsylvania Escrow Account, and the New York Escrow Account are distributed either (a) to the Trust or to Subscribers and the Trust has informed the Escrow Agent in writing to close the Escrow Account, the Pennsylvania Escrow Account, and the New York Escrow Account pursuant to paragraph 3 hereof or (b) to a successor escrow agent upon written instructions from the Trust.
     21. This Agreement shall not be modified, revoked, released or terminated unless reduced to writing and signed by all parties hereto, unless otherwise provided herein.
     22. The Escrow Agent may resign at any time from its obligations under this Agreement by providing written notice to the Trust. Such resignation shall be effective on the date specified in such notice, which shall be not less than thirty days after such written notice has been given. The Escrow Agent shall have no responsibility for the appointment of a successor escrow agent.
     23. The Escrow Agent may be removed for cause by the Trust by written notice to the Escrow Agent effective on the date specified in such written notice.
     24. The Trust will provide the Escrow Agent a copy of the final Prospectus and any amendments or supplements thereto, in each case within 5 days of first use by the Trust.
[Signature page follows]

     Agreed to as of the 9th day of September, 2008.

UNITED DEVELOPMENT FUNDING IV
By:	/s/ Hollis M. Greenlaw
	Name:	Hollis M. Greenlaw
	Title:	President

The terms and conditions contained above are hereby accepted and agreed to by:

LEGACY BANK OF TEXAS, as Escrow Agent

By:	/s/ Lea Ann Capel
	Name:	Lea Ann Capel
	Title:	Executive Vice President - Chief Operations Officer

[Signature Page to Escrow Agreement]

EXHIBIT A
FORM OF ESCROW AGENT AFFIDAVIT FOR NEBRASKA

STATE OF

COUNTY OF

ESCROW AGENT AFFIDAVIT
                                    (the “Affiant”), being duly sworn, deposes and says:
     That the Affiant is a duly appointed and authorized representative of LegacyTexas Bank (the “Escrow Agent”);
     That the Escrow Agent is the duly appointed and authorized escrow agent for the public offering of the securities (the “Offering”) of United Development Funding IV. (the “Trust”);
     That all of the conditions of that certain Escrow Agreement entered into by and between the Escrow Agent and the Trust in connection with the Offering and effective as of the ___ day of ___, 200_ (the “Agreement”) have been met.
     Affiant makes this Affidavit to the State of Nebraska Department of Banking and Finance pursuant to Nebraska regulations Chapter 25, Section 003.01C1 promulgated under §8-1120(3) of the Securities Act of Nebraska.
     IN WITNESS WHEREOF, the undersigned has duly executed this document this            day of                     , 20     .

By:
Name:
Title:

Sworn to and subscribed before me this day of , 20 .

Notary Public

My commission expires:

(NOTARIAL SEAL)

A-1

EXHIBIT B
FORM OF NOTICE TO PENNSYLVANIA SUBSCRIBERS
     You have tendered a subscription to purchase common shares of beneficial interest of United Development Funding IV (the “Trust”). Your subscription is currently being held in escrow. The guidelines of the Pennsylvania Securities Commission do not permit the Trust to accept subscriptions from Pennsylvania residents until an aggregate of $35,000,000 of gross offering proceeds have been received by the Trust. The Pennsylvania guidelines provide that until this minimum amount of offering proceeds is received by the Trust, every 120 days during the offering period Pennsylvania Subscribers may request that their subscription be returned.
     If you wish to continue your subscription in escrow until the Pennsylvania minimum subscription amount is received, nothing further is required.
     If you wish to terminate your subscription for the Trust’s shares and have your subscription returned, please so indicate below, sign, date, and return to the Escrow Agent at LegacyTexas Bank,                               , Attn:                     .
     I hereby terminate my prior subscription to purchase common shares of beneficial interest of United Development Funding IV and request the return of my subscription funds. I certify to United Development Funding IV that I am a resident of Pennsylvania.

Signature:

Name:

(please print)

Date:

Please send the subscription refund to:

B-1

EXHIBIT C
PERMISSIBLE ESCROW INVESTMENTS
(i)	bank accounts;

(ii)	bank money market accounts;

(iii)	short-term certificates of deposit or time deposits or other interest-bearing deposits of banks or trust companies, organized under the laws of the United States or any state; or

(iv)	obligations issued or guaranteed by the United States or by any person controlled or supervised by or acting as an instrumentality of the United States pursuant to authority granted by Congress, or an investment fund consisting of such obligations.

C-1